EXHIBIT 99.2

                                  CERTIFICATION
                   PURSUANT TO THE SARBANES-OXLEY ACT OF 2002
                       DISCLOSURE CONTROLS AND PROCEDURES

Pursuant to the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Creative Vistas, Inc., an Arizona corporation (the "Company"), does hereby certify with respect to the Annual Report of the Company on Form 10-KSB for the year ended September 30, 2002 as filed with the Securities and Exchange Commission (the "10-KSB Report") that:

          As required by Rule 13a-15 under the Exchange Act, within the 90 days prior to the filing date of this report, the Company carried out an evaluation of the effectiveness of the design and operation of the Company's disclosure controls and procedures. This evaluation was carried out under the supervision and with the participation of the Company's management, including the Company's Chief Executive Officer along with the Company's Chief Financial Officer and Chief Accounting Officer. Based upon that evaluation, the Company's Chief Executive Officer along with the Company's Chief Financial Officer concluded that the Company's disclosure controls and procedures are effective. There have been no significant changes in the Company's internal controls or in other factors that could significantly affect internal controls subsequent to the date the Company carried out its evaluation.

          Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in Company reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures include controls and procedures designed to ensure that information required to be disclosed in Company reports filed under the Exchange Act is accumulated and communicated to management, including the Company's Chief Executive Officer and Chief Financial Officer as appropriate, to allow timely decisions regarding required disclosure.

Dated: December 30, 2002


/s/  Rudy R. Miller
------------------------
President


Dated: December 30, 2002


/s/  Mary A. Nance
------------------------
Treasurer